UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 22, 2018

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

15455 Dallas Parkway, Suite 550
Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 3.02 — Unregistered Sales of Equity Securities

On or about June 1, 2018, Daseke, Inc. (the “Company”) expects to issue 5,000,000 shares of the Company’s common stock, par value $0.0001 per share, (the “Earnout Shares”), pro rata among the former stockholders (the “Private Daseke Stockholders”) of Daseke Companies, Inc. (f/k/a Daseke, Inc.) (“Private Daseke”).  The Earnout Shares will be issued to the Private Daseke Stockholders pursuant to that certain Agreement and Plan of Merger, dated as of December 22, 2016 (the “Merger Agreement”), by and among the Company (f/k/a  Hennessy Capital Acquisition Corp. II), Private Daseke, HCAC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Don R. Daseke, an individual residing in Texas, as a result of the conditions relating to the 2017 Earnout Shares (as defined in therein and as set forth in Annex I thereto) having been satisfied.

The Earnout Shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering on the basis that the securities were offered and sold in a non-public offering to “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act).  Private Daseke engaged a purchaser representative to serve as the purchaser representative for two Private Daseke Stockholders who were not “accredited investors,” which purchaser representative met all of the conditions set forth in Rule 501(i) of Regulation D, as required to comply with applicable federal securities laws in connection with the issuance of shares of the Company’s common stock to these two Private Daseke Stockholders pursuant to the Merger Agreement.

Item 5.03                                                     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on May 22, 2018, the Board of Directors (the “Board”) of Daseke, Inc. (the “Company”) approved amendments to the Company’s By-Laws.  In addition to certain technical and conforming amendments, the amended By-Laws, among other things:

•                  Update the name of the Company, which changed following the Company’s February 27, 2017 business combination; “Daseke, Inc.” being the name of the surviving registrant;

•                  Provide greater specificity with respect to the Board’s authority to postpone, reschedule or cancel any meeting of the stockholders previously scheduled by the Board, and clarify the Board’s authority to recess any meeting of the stockholders from time to time;

•                  Clarify the requirements of quorum and the voting standard applicable to any act of the stockholders taken at any meeting of the stockholders;

•                  Provide greater specificity and clarity with respect to information required to be provided by any stockholder bringing business or nominating persons for election as directors of the Company at a meeting of the stockholders, including:  (a) the information required to be provided to the Company by any beneficial owner on whose behalf such business is made or such nomination is brought; (b) the information required to be provided to the Company by any “control person” (as defined in the By-Laws) of the stockholder bringing such business or making such nomination if such stockholder is an entity; and (c) the responsibility of any stockholder bringing such business or making such nomination to update information previously provided to the Company;

•                  Clarify the authority of the chairman of a meeting of the stockholders with respect to the conduct of the meeting; and

•                  More closely align terms of and references in the By-Laws to the terms of and references in the Company’s Second Amended and Restated Certificate of Incorporation.

The description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the By-Laws as amended, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.                                                  Submission of Matters to a Vote of Security Holders

On May 22, 2018, the Company held its 2018 annual meeting of stockholders.  The following matters were voted on by the Company’s stockholders at the annual meeting and received the following votes:

Proposal One — Election of two directors to serve as Class III directors until the Company’s 2021 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	For	Withhold	Broker Non-Votes
Kevin M. Charlton	25,682,049	10,116,222	4,689,799
R. Scott Wheeler	25,304,474	10,493,797	4,689,799

Proposal Two — Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain
39,940,281	497,685	50,104

Item 9.01                                                     Financial Statements and Exhibits

(d)                                 Exhibits

3.1	By-Laws of Daseke, Inc., as last amended and effective May 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

May 25, 2018	By:	/s/ Angie J. Moss
	Name:	Angie J. Moss
	Title:	Senior Vice President, Chief Accounting Officer, Corporate Controller and Assistant Secretary